Exhibit 21




                  SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

     The subsidiaries of Sotheby's Holdings, Inc., which are wholly owned except where indicated, are as follows:

                                                        JURISDICTION OF
                                                        INCORPORATION
                                                        ---------------

Sotheby's Holdings, Inc.                                Michigan

     Sotheby Parke Bernet Stamp Auction, Inc.           Connecticut

     Sotheby's Asia, Inc.                               Michigan

          Sotheby's Japan Ltd.                          Japan

          Sotheby's Hong Kong Ltd.                      Hong Kong

          Sotheby's Australia Pry Ltd. (50.25%)         Australia

          Sotheby's Asia Ltd.                           Bermuda

               Sotheby's Monaco S.A.M.                  Monaco

               Sotheby's Taiwan Ltd.                    Taiwan

               Sotheby's Australia Pry Ltd. (49.75%)    Australia

     Sotheby's Art Sales Corp.                          New York

     Sotheby's (Canada), Inc.                           Canada

     Sotheby's Financial Services, Inc.                 Nevada

          SFS California, Inc.                          Nevada

     Sotheby's International Realty, Inc.               Michigan

          Sotheby's International Realty                New York
            Affiliates, Inc.

          Sotheby's International Realty                Michigan
            of Colorado, Inc.

          Sotheby's International Realty Ltd.           United Kingdom

     Sotheby's Service Corporation                      Delaware

     SPTC, Inc.                                         Nevada

          Sotheby's Nevada, Inc.                        Nevada

               Acquavella Modern Art (50%)              Nevada

     SFS Holdings, Inc.                                 Delaware

          Fine Art Insurance Ltd.                       Bermuda

     York Warehouse, Inc.                               New York

     Sotheby's, Inc.                                    New York

          Sotheby's Jersey Ltd.                         Jersey

          Sotheby's Fine Art S.L.                       Spain

          Sotheby's Peel y Asociados S.A.               Spain

          Etablissement Sotheby                         Liechtenstein

          Oatshare Limited                              United Kingdom

               International Art & Antique Loss         United Kingdom
                 Register Ltd. (20%)

               Sotheby's International Travel           United Kingdom
                 Limited

               Sotheby's                                United Kingdom

                    Art Development (India) Ltd.        United Kingdom

                         Sotheby's India Pvt. Ltd.      United Kingdom
                           (50%)

                    Lexbourne Limited (50%)             United Kingdom

                    Sotheby's London                    United Kingdom





                    Sotheby's Educational Studies       United Kingdom
                      Ltd.

                    Sotheby's Espana S.A.               Spain

               Suitlast Ltd.                            United Kingdom

               Sotheby's Financial Services Ltd.        United Kingdom

          Sotheby Parke Bernet, Inc.                    Delaware

               Advisory Services S.A. (1%)              Argentina

          Sotheby Parke Bernet Nederland B.V.           Netherlands

               Sotheby Mak van Waay B.V.                Netherlands

               Sotheby's Israel, Ltd.                   Israel

          Sotheby's A.G.                                Switzerland

               Sotheby's Scandinavia A.B.,              Sweden

               Sotheby's Italia S.R.L.                  Italy

          Sotheby's Deutschland GmbH                    West Germany

               Sotheby's Kunstauktionen G.m.b.H         Austria

                    Sotheby's Hungary Ltd.              Hungary

          Sotheby's France S.A.R.L.                     France

          Sotheby's Holdings International, Inc.        Michigan

          Sotheby's Special Sales, Inc.                 Delaware

               Advisory Services S.A. (99%)             Argentina

          York Avenue Development, Inc.                 New York

          York Storage, Inc.                            New York